UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to Section 240.14a-12.

INTERNATIONAL COAL GROUP, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2000 Ashland Drive

Ashland, Kentucky 41101

April 26, 2006

Dear International Coal Group, Inc. Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of International Coal Group, Inc., which will be held on Friday, May 26, 2006, at 10:00 a.m. at The Ritz Carlton, 50 Central Park South, New York, NY 10019.

All holders of record of International Coal Group, Inc. common stock as of April 10, 2006 are entitled to vote at the 2006 Annual Meeting.

As described in the accompanying Notice and Proxy Statement, you will be asked to elect two Class I directors for three-year terms expiring in 2009 and to ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants for 2006.

Our Annual Report for the year ended December 31, 2005 is enclosed. Your proxy card is also enclosed. If you are the registered holder of your shares, then you can only vote your shares by proxy by mailing your signed proxy card in the enclosed return envelope. If you hold your shares in “street name” through a bank, broker or other nominee, then you may vote your shares by proxy by mailing your signed proxy card in the enclosed return envelope, or by telephone or the Internet if your bank, broker or other nominee has provided you with instructions on how to do so. Specific instructions for voting by telephone or the Internet will be provided by your bank, broker or nominee.

Sincerely,

Wilbur L. Ross, Jr.	Bennett K. Hatfield
Chairman of the Board	President and Chief Executive Officer

2000 Ashland Drive

Ashland, Kentucky 41101

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 26, 2006

The 2006 Annual Meeting of Stockholders of International Coal Group, Inc., a Delaware corporation, will be held on Friday, May 26, 2006, at 10:00 a.m., at The Ritz Carlton, Samuel Halpert Room, 50 Central Park South, New York, NY 10019, for the following purposes:

(1)	To elect two Class I directors to serve for a three-year term expiring in 2009;

(2)	To ratify the appointment of Deloitte & Touche LLP as ICG’s independent registered public accountants for the fiscal year ending December 31, 2006; and

(3)	To transact such other business as may properly come before the 2006 Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on April 10, 2006 as the record date for the determination of stockholders entitled to notice of, and to vote at, the 2006 Annual Meeting or any adjournment or postponement thereof.

A list of stockholders entitled to vote at the 2006 Annual Meeting will be available for examination by any stockholder, for any purpose concerning the meeting, during ordinary business hours at ICG’s principal executive offices, located at 2000 Ashland Drive, Ashland, Kentucky 41101, during the ten days preceding the 2006 Annual Meeting.

By Order of the Board of Directors,

Roger L. Nicholson
Senior Vice President, General Counsel and Secretary

April 26, 2006

YOUR VOTE IS IMPORTANT. IF YOU ARE THE REGISTERED HOLDER OF YOUR SHARES, THEN YOU CAN ONLY VOTE YOUR SHARES BY PROXY BY MAILING YOUR SIGNED PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. IF YOU HOLD YOUR SHARES IN “STREET NAME” THROUGH A BANK, BROKER OR OTHER NOMINEE, THEN YOU MAY VOTE YOUR SHARES BY PROXY BY MAILING YOUR SIGNED PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, OR BY TELEPHONE OR THE INTERNET IF YOUR BANK, BROKER OR OTHER NOMINEE HAS PROVIDED YOU WITH INSTRUCTIONS ON HOW TO DO SO. SPECIFIC INSTRUCTIONS FOR VOTING BY TELEPHONE OR THE INTERNET WILL BE PROVIDED BY YOUR BANK, BROKER OR NOMINEE.

2000 Ashland Drive

Ashland, Kentucky 41101

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE 2006 ANNUAL MEETING

The Company mailed this proxy statement, proxy card and ICG’s Annual Report for the fiscal year ended December 31, 2005 to all stockholders entitled to vote at the 2006 Annual Meeting on or about April 28, 2006. The 2006 Annual Meeting will be held on Friday, May 26, 2006, at 10:00 a.m. at The Ritz Carlton, Samuel Halpert Room, 50 Central Park South, New York, NY 10019. Directions to the 2006 Annual Meeting can be found at the back of this proxy statement.

Q:   Why did I receive this proxy statement?

A:   The Board of Directors is soliciting your proxy to vote at the 2006 Annual Meeting of Stockholders because you were a holder of International Coal Group, Inc. common stock as of April 10, 2006, the record date, and are entitled to vote at the 2006 Annual Meeting. As of the record date, there were 152,686,868 shares of common stock outstanding. This proxy statement summarizes the information you need to know to vote at the 2006 Annual Meeting.

Q:   What are the voting recommendations of the Board of Directors?

A:   The Board of Directors recommends the following votes:

•	FOR each of the director nominees (Proposal 1).

•	FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006 (Proposal 2).

Q:   Will any other matters be voted on?

A:   The Company is not aware of any other matters that will be brought before the stockholders for a vote at the 2006 Annual Meeting. If any other matter is properly brought before the meeting, your proxy will authorize your appointed proxies to vote on such matters in their discretion.

Q:   How many votes do I have?

A:   Each share of common stock that you owned at the close of business on April 10, 2006, the record date, is entitled to one vote. These shares include:

•	shares held directly in your name as the “stockholder of record;” and

•	shares held for you as the beneficial owner through a broker, bank, or other nominee in “street name.”

Q:   How do I vote by proxy?

A:   If you are the registered holder of your shares, then you can only vote your shares by proxy by mailing your signed proxy card in the enclosed return envelope. If you hold your shares in “street name” through a bank, broker or other nominee, then you may vote your shares by proxy by mailing your signed proxy card in the enclosed return envelope, or by telephone or the Internet if your bank, broker or other nominee has provided you with instructions on how to do so. Specific instructions for voting by telephone or the Internet will be provided by your bank, broker or nominee. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

The shares represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices are not indicated on a valid proxy, the shares represented by such proxies received will be voted: (i) for the nominees for director named in this proxy statement, (ii) for the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the year ending December 31, 2006, and (iii) in accordance with the best judgment of the persons named in the enclosed proxy, or their substitutes, for any other matters which properly come before the 2006 Annual Meeting.

Returning your completed proxy will not prevent you from voting in person at the 2006 Annual Meeting should you be present and desire to do so.

Q:   Can I change my vote?

A:   Yes, if you are a stockholder of record, you can change your vote or revoke your proxy at any time before the 2006 Annual Meeting by:

•	submitting by mail a valid, later-dated proxy;

•	if your bank, broker or other nominee has provided you with instructions on how to do so, submitting a valid, subsequent vote by telephone or the Internet;

•	notifying the Company’s Secretary in writing before the 2006 Annual Meeting that you have revoked your proxy; or

•	voting in person at the 2006 Annual Meeting.

Q:   If I hold shares in street name, how can I vote my shares?

A:   You can submit voting instructions to your bank, broker or nominee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please refer to the voting instruction card included in these proxy materials by your bank, broker or nominee.

Q:   What will happen if I do not instruct my bank, broker or other nominee how to vote?

A:   If your shares are held in street name and you do not instruct your bank, broker or other nominee how to vote, your bank, broker or other nominee may vote your shares at its discretion on routine matters such as the election of directors (Proposal 1) or ratification of the independent registered public accounting firm (Proposal 2).

On non-routine matters, if any, banks, brokers and other nominees cannot vote without instructions from the beneficial owner, resulting in so-called “broker non-votes.” Broker non-votes have the same effect as votes cast against a particular proposal except for the election of directors for which broker non-votes will have no impact.

Q:   How many shares must be present to hold the 2006 Annual Meeting?

A:   Holders of a majority of the shares of the Company’s outstanding common stock as of the record date, or 76,343,435 shares, must be represented in person or by proxy at the 2006 Annual Meeting in order to conduct business. This is called a quorum. If you vote, your shares will be part of the quorum. Abstentions, “withhold” votes and broker non-votes also will be counted in determining whether a quorum exists.

Q:   What vote is required to approve each proposal?

A:   In the election of directors, the two nominees receiving the highest number of “FOR” votes will be elected. Abstentions and proxies marked “withhold” will have no impact on the election of directors. All other proposals require the affirmative vote of the holders of at least a majority of the shares represented in person or by proxy at the Annual Meeting, or 76,343,435 shares. Accordingly, abstentions and broker non-votes will count as votes against such proposals.

Q:   Who is paying the costs of soliciting these proxies?

A:   The Company is paying the cost of preparing, printing, and mailing these proxy materials. The Company will reimburse banks, brokerage firms, and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their instructions.

Q:   What do I need to do to attend the 2006 Annual Meeting?

A:   You are entitled to attend the annual meeting only if you were a stockholder as of the close of business on April 10, 2006 or hold a valid proxy for the 2006 Annual Meeting. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker, bank or nominee, you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to April 10, 2006, a copy of the voting instruction card provided by your broker, bank or nominee, or similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the 2006 Annual Meeting.

Q:   Where can I find the voting results of the 2006 Annual Meeting?

A:   The Company intends to announce preliminary voting results at the 2006 Annual Meeting. The Company will publish the final results in its Quarterly Report on Form 10-Q for the second quarter of 2006.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company’s Board of Directors is divided into three classes, with each class serving a staggered three-year term. At the 2006 Annual Meeting, the terms of the current Class I Directors (Jon R. Bauer and Marcia L. Page) will expire. The terms of the Class II Directors (Cynthia B. Bezik and William J. Catacosinos) and Class III Directors (Bennett K. Hatfield, Wilbur L. Ross, Jr. and Wendy L. Teramoto), will expire at the Annual Meetings to be held in 2007 and 2008, respectively.

Each of Mr. Bauer and Ms. Page have advised the Company that due to the time demands of their principal employment they do not wish to stand for re-election. Each of Mr. Bauer and Ms. Page will continue to serve on the Board of Directors and the committees thereof through the 2006 Annual Meeting. The Board of Directors has nominated Maurice E. Carino, Jr. and Stanley N. Gaines for election as Class I directors. Each of the nominees was recommended for nomination by the nominating and corporate governance committee and has been approved by the Board of Directors. Each of the nominees has consented to serve for the new term if elected. If any nominee becomes unavailable for any reason or should a vacancy occur before the election, which events are not anticipated, your proxy authorizes us to vote for such other person as a director. The Board of Directors has no reason to believe that the persons named as nominees will be unable to serve. A plurality of the votes of the shares of common stock present in person or by proxy and entitled to vote on the election of directors is required to elect Maurice E. Carino, Jr. and Stanley N. Gaines under applicable Delaware law. In determining whether each nominee has received the requisite number of votes, abstentions will not be counted.

The Board of Directors unanimously recommends a vote “FOR” each of the Class I nominees named below.

Class I Director Nominees—Term Expiring in 2006

Maurice E. Carino, Jr.

Maurice E. Carino, Jr., age 61, is a nominee as a Class I Director to our Board of Directors. Since April 2003, Mr. Carino has owned and operated a small family business. From May 2003 to May 2005, Mr. Carino was also a consultant to International Steel Group Inc., representing the company on Capitol Hill on a wide range of legislative issues, including international trade, taxes and healthcare. Beginning in 1985 until 2003, Mr. Carino held various positions with Bethlehem Steel Corporation, including Manager of Federal Government Affairs, Vice President of Federal Government affairs. While at Bethlehem Steel, Mr. Carino also (i) served as Bethlehem Steel’s Washington representative to the Business Roundtable, (ii) was a member of President George W. Bush’s Industry Sector Advisory Committee for steel related issues, and (iii) served as a chairman of the American Iron and Steel Institute’s Federal Government Affairs Committee, as well as a member of its Energy, Environment and Tax. Prior to joining Bethlehem Steel in 1985, Mr. Carino was employed by the Electric Power Research Institute as Regional Manager of Member Services and worked for General Electric in various industry segments for over 15 years. Mr. Carino was also a founding member of the Washington Coal Club. He has a B.S. in Engineering Management from Boston University and an M.B.A. from University of Santa Clara.

Stanley N. Gaines

Mr. Gaines, age 71, is a nominee as a Class I Director to our Board of Directors. Since August 2000, Mr. Gaines, has served as a director and member of the audit committee of ModTech Holdings, Inc., a national designer and manufacturer of modular buildings. Mr. Gaines served as the Chairman and CEO of GNB Inc., an automotive and industrial battery company, from 1982 to 1988. Prior to GNB, Inc., Mr. Gaines was Senior Vice President, International from 1981 through 1983 and Group Vice President, Batteries from 1971 through 1981 for

Gould Inc., an international and diversified manufacturer. In addition, Mr. Gaines serves as a director of the Battery Council International and as a director and an executive committee member of Students in Free Enterprise. Mr. Gaines attended the University of Virginia and the Harvard Business School Advanced Management Program.

Class II Continuing Directors—Term Expiring in 2007

Cynthia B. Bezik

Ms. Bezik, age 53, has been a Director since April 2005 and a Director of ICG, Inc. since December 2004. Ms. Bezik has over thirty years of financial management experience. Since May 2004, Ms. Bezik has been a financial consultant to the $300 million Senior Secured Noteholders in the WCI Steel, Inc. bankruptcy proceedings. She is expected to become the Chief Financial Officer of WCI Steel, Inc., upon the effective date of the plan of reorganization. She was Senior Vice President—Finance and Chief Financial Officer at Cleveland-Cliffs Inc, from November 1997 through July 2003. Prior to that, she was the Treasurer at Cleveland-Cliffs from October 1994 through October 2003. Cleveland-Cliffs Inc, a NYSE-listed company, is a major supplier to the steel industry. Earlier in her career, she was on the audit staff of Ernst & Young, LLP, a professional services organization, and worked for AM International, a large manufacturing concern. In September 2005, Ms. Bezik joined the Board of Managers of Cadence Innovation LLC, (f/k/a New Venture Holdings, LLC) a privately held, tier-one automotive supplier, and in October 2005, was appointed Chair of its Audit Committee. From February through September 2004, Ms. Bezik was a Director and Chair of the Audit Committee of Oxford Automotive, Inc., a privately held, tier-one automotive supplier, prior to its filing for reorganization in 2004. In addition, she is on the Board of Trustees and the Executive Committee and serves as Treasurer of the Achievement Centers for Children, a for profit organization serving special needs children in Northeastern Ohio. Ms. Bezik is a CMA (Certified Management Accountant) and holds an M.B.A. from Case Western Reserve University.

William J. Catacosinos

Dr. Catacosinos, age 76, has been a Director since April 2005 and a Director of ICG, Inc. since December 2004. Since November 1998, Dr. Catacosinos has served as Managing Partner of Laurel Hill Capital Partners, a private equity investment firm. Until the end of 2005, Dr. Catacosinos served as the Chairman, President and CEO of TNP Enterprises, Inc., the parent of Texas-New Mexico Power, an electric utility located in Fort Worth, Texas. Dr. Catacosinos was Chairman and Chief Executive Officer of Long Island Lighting Company, an electric utility, from January 1984 to July 1998. Dr. Catacosinos is also a director of Preservation Sciences, Inc., a company in St. Petersburg, Florida, that researches, develops and markets preservatives and preservative technologies for food, beverage and industrial products. He earned a B.S. degree, an M.B.A. and a Ph.D. in Economics from New York University.

Class III Continuing Directors—Term Expiring in 2008

Wilbur L. Ross, Jr.

Mr. Ross, age 68, has served as the Non-Executive Chairman of our Board of Directors since April 2005 and has served in the same capacity at ICG, Inc. since October 2004. Mr. Ross is the Chairman and Chief Executive Officer of WL Ross & Co. LLC, a merchant banking firm, a position he has held since April 2000. Mr. Ross is also the Chairman and Chief Executive Officer of WLR Recovery Fund L.P., WLR Recovery Fund II L.P., WLR Recovery Fund III L.P., Asia Recovery Fund, Asia Recovery Fund Co-Investment, Nippon Investment Partners and Absolute Recovery Hedge Fund, each of which is an investment advisory firm. Mr. Ross is also Chairman of International Textile Group, Inc., a provider of global textile solutions and distinguished market brands to apparel and interior furnishings customers worldwide, Nano-Tex, LLC, a fabric innovations company located in the United States, Safety Components International Inc., a manufacturer of automobile airbag, fabrics and cushions, IPE-Ross, an investment partnership investing in middle market European buyouts, and International Auto Components, a joint venture company with interests in automotive interior plastics. Mr. Ross is a board member of Mittal Steel Company, N.V., a global steel producer (which recently acquired

International Steel Group, Inc.) in the Netherlands, Insuratex, Ltd., an insurance company in Bermuda, Nikko Electric Industry Co. Ltd., an electrical equipment company, Ohizumi Manufacturing Company, an electrical equipment company in Japan, Tong Yang Life Insurance Co. in Korea, Syms Corp., an off-price apparel retailer, Clarent Hospital Corp., an operator of acute care hospitals and related healthcare businesses, Phoenix International Holding Co., and VTG, a rail logistics company based in Germany. Mr. Ross is also a member of the Business Roundtable. Previously, Mr. Ross served as the Executive Managing Director at Rothschild Inc., an investment banking firm, from October 1974 to March 2000. Mr. Ross was also formerly Chairman of the Smithsonian Institution National Board and currently is a board member of the Japan Society and the Yale University School of Management. He holds an A.B. from Yale University and an M.B.A., with distinction, from Harvard University.

Bennett K. Hatfield

Mr. Hatfield, age 49, has been our President and Chief Executive Officer since March 2005. Prior to joining us, Mr. Hatfield served as President, Eastern Operations of Arch Coal, Inc., a producer of coal in the eastern and western United States, from March 2003 until March 2005. Prior to joining Arch Coal, Inc., Mr. Hatfield was Executive Vice President of El Paso Energy’s Coastal Coal Company, a Central Appalachian coal producer, from December 2001 through February 2003. That assignment was preceded by a lengthy career with Massey Energy Company, a Central Appalachian coal producer, where he last served as Executive Vice President and Chief Operating Officer from June 1998 through December 2001. Mr. Hatfield has a B.S. in mining engineering from Virginia Polytechnic Institute and University.

Wendy L. Teramoto

Ms. Teramoto, age 31, has been a Director since October 2004 and was Secretary of ICG, Inc. from October 2004 until April 2005. Currently, Ms. Teramoto is a Senior Vice President at WL Ross & Co. LLC. Prior to this position, Ms. Teramoto was a Vice President at WL Ross & Co. from April 2000 through July 2005. Prior to joining WL Ross & Co., Ms. Teramoto worked at Rothschild Inc., an investment banking firm. Ms. Teramoto received a B.S. in accounting and finance from the University of Colorado.

PROPOSAL TWO

APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The audit committee has recommended, and the Board of Directors has approved, Deloitte & Touche LLP to act as the Company’s independent registered public accountants for the fiscal year ending December 31, 2006. The Board of Directors has directed that such appointment be submitted to the Company’s stockholders for ratification at the 2006 Annual Meeting. Deloitte & Touche LLP were the Company’s independent registered public accountants for the fiscal year ending December 31, 2005.

Stockholder ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants is not required. The Board of Directors, however, is submitting the appointment to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the appointment, the Board of Directors will reconsider whether or not to retain Deloitte & Touche LLP or another firm. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different accounting firm at any time during the 2006 fiscal year if the Board of Directors determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the 2006 Annual Meeting and will have an opportunity to make a statement if they so desire. They will be available to respond to appropriate questions.

The Board of Directors unanimously recommends that you vote FOR this proposal.

PROPOSAL THREE

OTHER MATTERS

As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the 2006 Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, the person or persons voting your shares pursuant to instructions by proxy card, by Internet or by telephone will vote your shares in accordance with best judgment on such matters. The chairman of the 2006 Annual Meeting may refuse to allow presentation of a proposal or a nominee for the Board of Directors if the proposal or nominee was not properly submitted.

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

Director Independence

As required by the rules of the New York Stock Exchange (“NYSE”), the Board of Directors evaluates the independence of its members at least once annually and at other appropriate times (e.g. in connection with a change in employment status or other significant status changes) when a change in circumstances could potentially impact the independence or effectiveness of a director.

This process is administered by the nominating and corporate governance committee, which consists entirely of directors who are independent under applicable New York Stock Exchange rules. To assist it in making its independence determinations, the Board of Directors has adopted categorical standards to identify relationships that are deemed to impair a director’s independence. If none of the relationships enumerated in the categorical standards are present, a director will be deemed to be independent. These categorical standards are attached as an annex to the Company’s Guidelines on Significant Corporate Governance Issues, a copy of which is posted on our website at www.intlcoal.com/page/sec/guide_corp_gov_issues.pdf. These categorical standards, which are consistent with the general requirements of independence under the NYSE rules, provide that a director is independent if the Board determines that he or she currently has no direct or indirect material relationship with the Company and:

•	for the last three years, the director has not been an employee of the Company and no member of the director’s immediate family has been an executive officer of the Company;

•	for the last three years, neither the director, nor any member of the director’s immediate family, has received more than $100,000 during any 12-month period in direct compensation from the Company (other than director or committee fees, pensions or deferred compensation);

•	(i) the director is a current partner or employee of the Company’s internal or external auditor; (ii) no member of the director’s immediate family member is a current partner or a current employee of such firm or participates in the firm’s audit, assurance or tax compliance practice; and (iii) neither the director nor any immediate family member has been within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•	for the last three years, the director, and no member of the director’s immediate family, has been employed as an executive officer of another company whose compensation committee includes an executive officer of the Company; or

•	the director is not employed by, and no member of the director’s immediate family is an executive officer of, any company that within the last three years has made payments to, or received payments from, the Company for property or services in annual amounts exceeding the greater of $1 million or 2% of such other company’s consolidated gross revenues.

After considering the above standards for independence and the standards for independence adopted by the NYSE, the Board of Directors has determined that all current directors other than Mr. Hatfield (i.e., six of seven) and both of the director nominees, are independent.

In making this determination, the nominating and corporate governance committee and the Board of Directors broadly considered all relevant facts and circumstances, including:

•	the nature of any relationships with the Company;

•	the significance of the relationship to the Company, the other organization and the individual director;

•	whether or not the relationship is solely a business relationship in the ordinary course of the Company’s and the other organization’s businesses and does not afford the director any special benefits; and

•	any commercial, banking, consulting, legal, accounting, charitable and familial relationships.

None of the directors other than Mr. Hatfield receives any compensation from the Company other than customary director and committee fees. The Company pays WL Ross & Co. LLC a fee for advisory services as further described under “Certain Relationships and Related Party Transactions” described below. Mr. Ross is the Chairman and Chief Executive Officer of WL Ross & Co. LLC. The Board of Directors has determined that these fees do not impair Mr. Ross’ independence under the foregoing standards.

Director Compensation

Directors who are employees of the Company receive no additional compensation for serving as directors. The Company currently compensates its non-employee directors, other than Messrs. Ross and Bauer and Ms. Page and Ms. Teramoto, in the amount of $50,000 per year and $1,600 per meeting as well as reimbursement for travel or other expenses incurred in connection with their service.

Board Attendance

The Board of Directors held eight meetings during 2005. During that period, each incumbent director attended all of the meetings of the Board of Directors and the committees on which he or she served that were held during his or her tenure as director, except for one director who did not attend one Board of Directors’ meeting due to a scheduling conflict. Board members are expected to attend the 2006 Annual Meeting. The Company’s common stock was listed on the NYSE on November 21, 2005. Beginning in 2006, the independent directors will meet in executive session outside of the presence of management at least quarterly. The Board of Directors has elected Mr. Ross to preside at these executive sessions. The Company’s independent directors did not hold any executive sessions in 2005.

Communication with the Board of Directors

Stockholders and other parties interested in communicating directly with our Board of Directors, a board committee or with an individual director may do so by sending an email to RNicholson@intlcoal.com or writing to such group or persons at:

International Coal Group, Inc.

2000 Ashland Drive

Ashland, Kentucky 41101

Attention: Roger L. Nicholson, Senior Vice President, General Counsel and Secretary

Communications should specify the addressee(s) and the general topic of the communication. The General Counsel of the Company will review and sort communications before forwarding them to the addressee(s). Concerns relating to accounting or auditing matters or possible violations of our Code of Business Conduct and Ethics should be reported pursuant to the procedures outlined in the Code of Business Conduct and Ethics, which is available on the Company’s website, at: www.intlcoal.com/pages/sec/code_of_bus_conduct.pdf.

Committees of The Board of Directors

The Board of Directors has appointed three standing committees from among its members to assist it in carrying out its obligations. These committees include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each standing committee has adopted a formal charter that describes in more detail its purpose, organizational structure and responsibilities. A copy of each committee charter can be found on the Company’s website (www.intlcoal.com) by clicking on “Investors,” and then “Corporate Governance” and is available in print. A description of each committee and its membership follows.

Compensation Committee

The Company’s compensation committee currently consists of Ms. Bezik and Ms. Page, both of whom the Board of Directors has determined meet the relevant New York Stock Exchange independence requirements.

The compensation committee met once during 2005. Some of the primary responsibilities of the compensation committee include the following:

•	annually reviewing and approving corporate goals and objectives relevant to the Company’s CEO compensation, evaluating the CEO’s performance in light of those goals and objectives, and together with the other independent members of the Board of Directors, determining and approving the CEO’s compensation levels based on this evaluation;

•	annually reviewing with the CEO, the performance of the Company’s executive officers and making recommendations to the Board of Directors with respect to the compensation of such officers;

•	annually reviewing and approving for the CEO and the executive officers, base salary, annual incentive opportunity and long-term incentive opportunity and as appropriate, employment agreements, severance agreements, change in control provisions and any special supplemental benefits;

•	periodically assessing the Company’s director compensation program and, when appropriate, recommending modifications for Board of Director consideration;

•	reviewing and making recommendations to the Board of Directors in conjunction with the CEO, as appropriate, with respect to succession planning and management development; and

•	making regular reports on its activities to the Board of Directors.

A separate Report of the Compensation Committee on Executive Compensation is set forth on pages 19 to 22 of this proxy statement.

Nominating and Corporate Governance Committee

The Company’s nominating and corporate governance committee currently consists of Mr. Bauer and Mr. Catacosinos, both of whom the Board of Directors has determined meet the relevant New York Stock Exchange independence requirements.

The nominating and corporate governance committee did not meet in 2005. The duties of the nominating and corporate governance committee include, among other things:

•	identifying individuals qualified to become members of the Company’s Board of Directors;

•	recommending candidates to fill vacancies and newly-created positions on the Company’s Board of Directors;

•	recommending whether incumbent directors should be nominated for re-election to the Board of Directors; and

•	developing and recommending corporate governance principles applicable to the Company’s Board of Directors and the Company’s employees.

The Company’s Chief Executive Officer, members of the nominating and corporate governance committee, and other members of our Board of Directors are the primary sources for the identification of prospective nominees. The nominating and corporate governance committee also has authority to retain third-party search firms to identify director candidates. The nominating and corporate governance committee assesses potential director nominees based on a variety of factors, such as judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size and the interplay of the candidate’s experience with the other directors.

The nominating and corporate governance committee will also consider director recommendations from stockholders that are properly submitted. This does not necessarily mean, however, that any person recommended by a stockholder will be nominated by the nominating and corporate governance committee. For a description of the process for nominating directors in accordance with the Bylaws, please refer to “Stockholder Proposals for the 2007 Annual Meeting” on page 28 of this proxy statement.

Audit Committee

The Company’s audit committee currently consists of Mr. Bauer, Ms. Bezik (Chair) and Mr. Catacosinos, all of whom the Board of Directors has determined meet the relevant New York Stock Exchange independence requirements. In addition, Ms. Bezik meets the NYSE and SEC standards of possessing accounting or related financial management expertise. The audit committee oversees the engagement of independent registered public accountants, reviews our annual financial statements and the scope of annual audits and considers matters relating to accounting policies and internal controls.

The audit committee met three times during 2005. The audit committee’s primary purpose is to provide assistance to the Board of Directors in fulfilling its oversight responsibility with respect to:

•	the quality and integrity of the Company’s financial statements and financial reporting processes;

•	the Company’s systems of internal accounting and financial controls and disclosure regarding internal controls;

•	the independent registered public accounting firm’s qualifications and independence;

•	the performance of the Company’s internal audit function and independent registered public accounting firm; and

•	compliance with legal and regulatory requirements, and codes of conduct and ethics programs established by management and the Board of Directors.

Some of the primary responsibilities of the audit committee include the following:

•	to appoint the Company’s independent registered public accounting firm, which shall report directly to the audit committee;

•	to approve all audit engagement fees and terms and all permissible non-audit engagements with the Company’s independent registered public accounting firm;

•	to ensure that the Company maintains an internal audit function and review the appointment of the senior internal audit team and/or provider;

•	to meet on a regular basis with the Company’s financial management, internal audit management and independent registered public accounting firm to review matters relating to the Company’s internal accounting controls, internal audit program, accounting practices and procedures, the scope and procedures of the outside audit, the independence of the independent registered public accounting firm and other matters relating to the Company’s financial condition;

•	to oversee the Company’s financial reporting process and to review in advance the Company’s quarterly reports on Form 10-Q, annual reports on Form 10-K, annual reports to stockholders, proxy materials and earnings press releases;

•	to review the Company’s guidelines and policies with respect to risk assessment and risk management, and to monitor the Company’s major financial risk exposures and steps management has taken to control such exposures; and

•	to make regular reports to the Board of Directors regarding the activities and recommendations of the audit committee.

EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of the Company’s executive officers and directors as of the date of this filing:

Name	Age	Position(s)
Bennett K. Hatfield	49	President, Chief Executive Officer and Director
William D. Campbell	59	Vice President, Treasurer and Assistant Secretary
Roger L. Nicholson	45	Senior Vice President, General Counsel and Secretary
Samuel R. Kitts	44	Senior Vice President, West Virginia and Maryland Operations
William Scott Perkins	50	Senior Vice President, Kentucky and Illinois Operations
Phillip Michael Hardesty	45	Senior Vice President, Sales and Marketing
Oren Eugene Kitts	51	Senior Vice President, Mining Services
Charles G. Snavely	50	Vice President, Planning and Acquisitions

Bennett K. Hatfield—President, Chief Executive Officer and Director

Mr. Hatfield has been the Company’s President and Chief Executive Officer since March 2005. Prior to joining the Company, Mr. Hatfield served as President, Eastern Operations of Arch Coal, Inc., a producer of coal in the eastern and western United States, from March 2003 until March 2005. Prior to joining Arch Coal, Inc., Mr. Hatfield was Executive Vice President of El Paso Energy’s Coastal Coal Company, a Central Appalachian coal producer, from December 2001 through February 2003. That assignment was preceded by a lengthy career with Massey Energy Company, a Central Appalachian coal producer, where he last served as Executive Vice President and Chief Operating Officer from June 1998 through December 2001. Mr. Hatfield has a B.S. in mining engineering from Virginia Polytechnic Institute and University.

William D. Campbell—Vice President, Treasurer and Assistant Secretary

Mr. Campbell has been the Company’s Vice President and Treasurer since March 2005, the Company’s Secretary from April 2005 until February 2006 and Assistant Secretary since February 2006. Mr. Campbell was a Vice President and Treasurer of ICG, Inc. since October 2004. Prior to his employment with the Company, Mr. Campbell held various positions with our predecessor. From November 2003 until September 2004, Mr. Campbell was Horizon’s Vice President and Controller and Vice President, Planning and Budgets from June 2002 until October 2003. From 1998 until June 2002, Mr. Campbell was Assistant Controller—Operations/Budget/Forecasts at AEI Resources, Inc. Mr. Campbell received his B.S. in accounting from Brescia College.

Roger L. Nicholson—Senior Vice President, General Counsel and Secretary

Mr. Nicholson has been the Company’s Senior Vice President and General Counsel since April 2005 and the Company’s Secretary since February 2006. Prior to joining the Company, Mr. Nicholson was a member at the law firm of Jackson Kelly, PLLC from April 2002 to April 2005. His practice focused on energy and natural resources, mergers and acquisitions and commercial and mineral real estate. Before joining Jackson Kelly, PLLC, Mr. Nicholson served as Vice President, Secretary and General Counsel of Massey Energy Company, a Central Appalachian coal producer, from February 2000 to April 2002. From June 1995 to February 2000, Mr. Nicholson was assistant general counsel of Massey Energy Company. He earned a B.S. in economics from Georgetown College and a J.D. from the University of Kentucky.

Samuel R. Kitts—Senior Vice President, West Virginia and Maryland Operations

Mr. Kitts has been the Company’s Senior Vice President, West Virginia Operations since April 2005. Prior to his employment with the Company, Mr. Kitts was the Vice President of Alpha Natural Resources Services

from April 2004 to April 2005 and the President of Brooks Run Mining Co., LLC, a Central Appalachian coal producer, from February 2003 to April 2005. From March 2002 to February 2003, Mr. Kitts was the President of Brooks Run Coal Company. Prior to that time, Mr. Kitts held various management positions at Massey Energy Company from December 1986 to March 2002. Mr. Kitts received both a B.S. in geology and an M.B.A. from Marshall University.

William Scott Perkins—Senior Vice President, Kentucky and Illinois Operations

Mr. Perkins has been the Company’s Senior Vice President, Eastern Operations since April 2005 and held the same positions at ICG, Inc. since January 2005. Prior to his employment with the Company, Mr. Perkins held various positions with our predecessors. From July 2003 through January 2005, Mr. Perkins was the Vice President and General Manager of the Evergreen Mining Company Division of Horizon, the Vice President and General Manager of Horizon’s Kentucky Division—Union Free Horizon Natural Resources from October 2001 until June 2003 and the Vice President—Appalachian region Union Free Surface Operations of AEI Resources from May 1999 until September 2001. Mr. Perkins received his B.S. in geology from Kent State University.

Phillip Michael Hardesty—Senior Vice President, Sales and Marketing

Mr. Hardesty has been the Company’s Senior Vice President, Sales and Marketing since April 2005. Previously, Mr. Hardesty held various positions with Arch Coal, Inc., a producer of coal in the eastern and western United States. Mr. Hardesty was (i) Vice President, Commercial Optimization from January 2005 through April 2005 (ii) Vice President, Marketing Services from July 2002 through January 2005 and (iii) Director of Marketing Services from August 1998 until July 2002. Mr. Hardesty received his B.S. in accounting from University of Kentucky.

Oren Eugene Kitts—Senior Vice President, Mining Services

Mr. Kitts has been the Company’s Senior Vice President, Mining Services since May 2005. Prior to his employment with the Company, Mr. Kitts was most recently Vice President, Environmental & Technical Affairs for Eastern Operations at Arch Coal, Inc. from May 2003 until joining us. Prior to Arch, Mr. Kitts was a partner in Summit Engineering Company, a Central Appalachian regional mining and civil engineering company, from May 1996 until May 2003. Prior to March 1996, Mr. Kitts spent over twelve years with Massey Coal, a Central Appalachian coal producer, in a variety of technical and management assignments, including president of Massey Coal Services. Mr. Kitts initially worked for Pickands Mather & Company, an iron ore mining and shipping company, as the environmental engineer for their coal mining operations in southern West Virginia and eastern Kentucky. Mr. Kitts has a B.S. in civil engineering from West Virginia University.

Charles G. Snavely—Vice President, Planning and Acquisitions

Mr. Snavely has been the Company’s Vice President, Planning and Acquisitions since July 2005. Prior to his employment with the Company, Mr. Snavely was most recently President of Bell County Coal Corporation at James River Coal Company, a Central Appalachia coal producer, from February 1995 until joining the Company. While at Bell County Coal, Mr. Snavely was also the President of Bledsoe Coal Corporation, Bledsoe Coal Leasing Corporation and Shamrock Coal Company, all subsidiaries of James River Coal Company, from February 2003 until joining the Company. Mr. Snavely has a B.S. in mining engineering from Virginia Tech University.

Each executive officer serves at the discretion of the Board of Directors and holds office until his or her successor is elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of the Company’s directors or executive officers other than among two executive officers, Samuel R. Kitts and Oren Eugene Kitts, who are brothers.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of the Company’s chief executive officer and its other four most highly compensated executive officers serving as such as of December 31, 2005.

	Annual compensation							Long Term Compensation Awards
Name and principal position	Year	Salary ($)		Bonus (1) ($)		Other annual compensation ($)		Restricted Stock Award(s) ($)(2)	Securities Underlying Options (#) (3)	All other compensation ($)(4)
Bennett K. Hatfield, President and Chief Executive Officer	2005	365,384	(5)	608,311	(6)	3,883,141	(7)	2,681,250	319,052	20,720
	2004	—		—		—		—	—	—

William D. Campbell, Vice President, Treasurer and Assistant Secretary	2005	265,000		106,000		486,000	(9)	639,000	45,000	20,974
	2004	195,769		52,800	(8)	—		—	—	12,553

William Scott Perkins, Senior Vice President—Kentucky and Illinois Operations	2005	276,154		110,000		540,000	(9)	710,000	50,000	20,776
	2004	196,923		66,000	(8)	—		—	—	12,449

Roger L. Nicholson, Senior Vice President, General Counsel and Secretary	2005	170,000	(10)	124,000	(11)	717,500	(12)	532,500	50,000	15,620
	2004	—		—		—		—	—	—

Samuel R. Kitts, Senior Vice President, West Virginia and Maryland Operations	2005	167,308	(13)	100,000		540,000	(9)	710,000	50,000	7,064
	2004	—		—		—		—	—	—

(1)	Year-end bonuses for 2005 were paid in 2006.
(2)	The amounts shown in this column represent the dollar value of the grant of restricted stock based on the fair market value of our common stock on the date of grant. All grants of restricted stock were made pursuant to the Company’s 2005 Equity and Performance Incentive Plan, except in the case of Mr. Hatfield whose restricted stock awards were made pursuant to his employment agreement. Each of the named executive officers is entitled to receive dividends on shares of vested and unvested restricted stock when the Company pays dividends on shares of the Company’s common stock. Amounts shown do not include dividends. No above-market or preferential dividends were paid with respect to any restricted shares.

The named executive officers were awarded the following restricted shares during 2005:

•	Mr. Hatfield: 206,250 restricted shares on March 22, 2005 under the terms of his employment agreement. The restrictions on 68,750 shares lapsed on March 14, 2006 and the restrictions on the remaining 137,500 shares lapse in two equal annual installments on March 14, 2007 and 2008.

•	Mr. Campbell: 45,000 restricted shares on April 25, 2005. The restrictions on 11,250 shares lapsed on the date of grant and the restrictions on the remaining 33,750 shares lapse in three equal annual installments on April 25, 2006,2007 and 2008.

•	Mr. Perkins: 50,000 restricted shares on April 25, 2005. The restrictions on 12,500 shares lapsed on the date of grant and the restrictions on the remaining 37,500 shares lapse in three equal annual installments on April 25, 2006, 2007 and 2008.

•	Mr. Nicholson: 37,500 restricted shares on April 25, 2005. The restrictions on these shares lapse in three equal annual installment on April 25, 2006, 2007 and 2008.

•	Mr. S. Kitts: 50,000 restricted shares on April 25, 2005. The restrictions on 12,500 shares lapsed on the date of grant and the restrictions on the remaining 37,500 shares lapse in three equal annual installments on April 25, 2006, 2007 and 2008.

(3)	All option grants vested 25% upon grant, with the remaining vesting ratably over three years.
(4)	Includes matching contributions to the Company’s 401(k) plan, life insurance premiums, the value of a company-owned vehicle and, in the case of Mr. Perkins in 2005 and 2004, relocation expenses.
(5)	Mr. Hatfield’s employment commenced on March 14, 2005 and his compensation is reported from the start date to year end.
(6)	Includes a $108,311 signing bonus as well as a year-end bonus of $500,000.
(7)	Other annual compensation for 2005 for Mr. Hatfield includes $172,500 representing the difference of the price paid for 25,000 shares of common stock in September 2005 and the fair market value of such shares on that date, $893,750 representing the value of the 68,750 shares of unrestricted stock granted to Mr. Hatfield pursuant to his employment agreement and $2,816,891 tax gross-up payments relating to Mr. Hatfield’s 206,250 shares of restricted stock and 93,750 shares of unrestricted stock.
(8)	Represents a retention bonus paid to Mr. Campbell and Mr. Perkins for their continued employment at Horizon through its Chapter 11 proceeding.
(9)	Other annual compensation for 2005 represents tax gross-up payments.
(10)	Mr. Nicholson’s employment commenced on April 25, 2005 and his compensation is reported from the start date to year end.
(11)	Includes a $20,000 signing bonus as well as year-end bonus of $104,000.
(12)	Other annual compensation for 2005 for Mr. Nicholson includes $177,500 representing the value of 12,500 shares of unrestricted stock granted to Mr. Nicholson pursuant to his employment agreement and $540,000 of tax gross-up payments relating to Mr. Nicholson’s 12,500 shares of unrestricted stock and 37,500 shares of restricted stock.
(13)	Mr. Kitts’ employment commenced on April 25, 2005 and his compensation is reported from the start date to year end.

2005 Equity and Performance Incentive Plan

The Board of Directors has adopted the 2005 Equity and Performance Incentive Plan which is designed to assist the Company in attracting and retaining key employees, directors and consultants of outstanding ability and to motivate such employees, directors and consultants to exert their best efforts on the Company’s behalf by providing compensation and incentives through the granting of awards. The plan permits the Company to grant to its key employees, directors and consultants stock options, restricted shares, stock appreciation rights, restricted share units, performance shares or performance units. In connection with the plan, the Company has entered into stock option and restricted stock agreements with Messrs. Campbell, Hardesty, S. Kitts, O. Kitts, Nicholson, Perkins and Snavely.

Administration. The Board of Directors has delegated its authority to administer the 2005 Equity and Performance Incentive Plan to the compensation committee. The compensation committee determines who will receive awards under the 2005 Equity and Performance Incentive Plan, as well as the form of the awards, the number of shares underlying the awards, and the terms and conditions of the awards consistent with the terms of the plan. The Board of Directors is authorized to interpret the 2005 Equity and Performance Incentive Plan, to establish, amend and rescind any rules and regulations relating to the 2005 Equity and Performance Incentive Plan, and to make any other determinations that it deems necessary or desirable for the administration of the plan. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the 2005 Equity and Performance Incentive Plan in the manner and to the extent they deem necessary or desirable.

Shares Reserved for Awards, Limits on Awards and Shares Outstanding. The total number of shares of our common stock initially reserved for issuance or delivery under the 2005 Equity and Performance Incentive Plan is 8,000,000 shares. As of December 31, 2005, the total number of shares that may be issued under the plan upon the exercise of the stock options was 325,000, all of which are issuable at an exercise price of $11.00 per share and 81,250 of which were exercisable. As of December 31, 2005, there were 312,500 shares of restricted common stock outstanding; the restrictions on 68,750 shares had lapsed since the date of issuance. In addition to the stock options and restricted stock granted under the Company’s 2005 Equity and Performance Incentive Plan, the Company has made grants of stock options and restricted stock to certain of its executive officers pursuant to their employment agreements. The Company has granted Mr. Hatfield, the Company’s President and Chief Executive Officer, (i) stock options to purchase 319,052 shares of common stock issuable at an exercise price of $10.97 per share, 79,763 of which were exercisable as of December 31, 2005, (ii) 206,250 restricted shares, of which the restrictions on none of the shares had lapsed as of December 31, 2005, and (iii) 68,750 unrestricted shares of common stock. The Company has also granted Mr. Nicholson, its Senior Vice President, General Counsel and Secretary, 12,500 unrestricted shares of common stock.

In the event of any other stock dividend or split, reorganization, recapitalization, merger, share exchange or any other similar transaction or event having an effect to any of the foregoing, the compensation committee pursuant to the authority delegated to it by the Board of Directors may adjust (i) the number or kind of shares or other securities that may be issued or reserved for issuance pursuant to the 2005 Equity and Performance Incentive Plan or pursuant to any outstanding awards and/or (ii) the option price or exercise price.

Stock Options. The 2005 Equity and Performance Incentive Plan permits the compensation committee pursuant to the authority delegated to it by the Board of Directors to grant participants incentive stock options, which qualify for special tax treatment in the United States, as well as nonqualified stock options. The Board of Directors establishes the duration of each option at the time it is granted, with a maximum ten-year duration. As of December 31, 2005, all stock options granted under the 2005 Equity and Performance Incentive Plan were non-qualified stock options. The compensation committee pursuant to the authority delegated to it by the Board of Directors may establish vesting and performance requirements that must be met prior to the exercise of options.

Stock option grants may include provisions that permit the option holder to exercise all or part of the holder’s vested options by tendering shares of common stock already owned by the option holder for at least six months with a fair market value equal to the exercise price. Stock option grants may also include provisions that permit the option holder to exercise all or part of the holder’s vested options through an exercise procedure, which requires the delivery of irrevocable instructions to a broker to sell the shares obtained upon exercise of the option and deliver promptly to the Company the proceeds of the sale equal to the aggregate exercise price of the common stock being purchased.

Restricted Shares. The compensation committee pursuant to the authority delegated to it by the Board of Directors may also grant restricted shares of the Company’s common stock, which constitute an immediate transfer of ownership in consideration of the performance of services and entitle the recipient to voting, dividend and other ownership rights. The restricted shares generally are subject to a risk of forfeiture dependent on the completion of periods of service and to restrictions or prohibitions on their transferability. The compensation committee pursuant to the authority delegated to it by the Board of Directors, however, may determine that a portion of the shares covered by an award will be immediately vested upon grant. Grants may also specify performance goals that, if achieved, will result in the termination or early termination of the restrictions applicable to such shares.

Other Stock-Based Awards. The 2005 Equity and Performance Incentive Plan permits the compensation committee pursuant to the authority delegated to it by the Board of Directors to grant awards that are valued by reference to, or otherwise based on, the fair market value of our common stock, including appreciation rights, restricted share units and performance shares. The 2005 Equity and Performance Incentive Plan also permits the compensation committee pursuant to the authority delegated to it by the Board of Directors to grant performance units. These awards will be in such form and subject to such conditions as the compensation committee pursuant to the authority delegated to it by the Board of Directors may determine, including the satisfaction of performance goals, the completion of periods of service or the occurrence of certain events.

Change of Control Provisions. The compensation committee pursuant to the authority delegated to it by the Board of Directors may, in the event of a change of control, provide that any outstanding awards that are unexercisable or otherwise unvested will become fully vested and immediately exercisable. In addition, the compensation committee pursuant to the authority delegated to it by the Board of Directors may, in its discretion, provide for the termination of an award upon the consummation of the change of control and the payment of a cash amount in exchange for the cancellation of an award, and/or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected award.

Amendment and Termination. The Board of Directors may amend or terminate the 2005 Equity and Performance Incentive Plan at any time, provided that no amendment or termination will be made that diminishes the rights of the holder of any award. The Board of Directors may amend the plan in such manner as it deems necessary to permit awards to meet the requirements of applicable laws.

Option Grants In Last Fiscal Year

This table shows stock options granted to the named executive officers during the 2005 fiscal year. All stock options listed below were granted to executive officers under the 2005 Equity and Performance Incentive Plan, except those options granted to Mr. Hatfield.

	Individual Grants
Name	Number of Securities Underlying Options Granted(1)	% Of Total Options Granted to Employees in Fiscal 2005	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($)(2)
William D. Campbell	45,000	6.9%	$11.00	4/25/15	234,474
Phillip Michael Hardesty	40,000	6.2%	$11.00	4/25/15	208,422
Bennett K. Hatfield	319,052	49.5%	$10.97	3/22/15	1,999,842
Oren Eugene Kitts	50,000	7.8%	$11.00	5/9/15	260,527
Samuel R. Kitts	50,000	7.8%	$11.00	4/25/15	260,527
Roger L. Nicholson	50,000	7.8%	$11.00	4/25/15	260,527
William Scott Perkins	50,000	7.8%	$11.00	4/25/15	260,527
Charles G. Snavely	40,000	6.2%	$11.00	6/29/15	208,422

(1)	All option grants vested 25% upon grant, with the remaining vesting ratably over three years.
(2)	The Black-Scholes option pricing model was used to calculate the estimated fair value of the options at the date of grant using the following assumptions: expected lives of 5 years, expected volatility of 41% and 48% and risk-free interest rates of 4.3% and 4.4%. The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option pricing models require the use of highly subjective assumptions, including the expected stock price volatility. Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective assumptions can materially affect the fair value estimates, the Black-Scholes model does not necessarily provide a reliable single measure of the fair value of the Company’s employee stock option. The amount realized from the exercise of an employee stock option ultimately depends on the market value of the common shares on the date of exercise.

Stock Options Exercised in 2005 and Year-end Option Values

This table shows the value of unexercised stock options held by each named executive officer as of December 31, 2005. None of the named executive officers exercised any options in 2005.

Name	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In the Money Options At Fiscal Year End ($)[1]
	Exerciseable	Unexercisable	Exerciseable	Unexerciseable
William D. Campbell	11,250	33,750	—	—
Phillip Michael Hardesty	10,000	30,000	—	—
Bennett K. Hatfield	79,763	239,289	—	—
Oren Eugene Kitts	12,500	37,500	—	—
Samuel R. Kitts	12,500	37,500	—	—
Roger L. Nicholson	12,500	37,500	—	—
William Scott Perkins	12,500	37,500	—	—
Charles G. Snavely	10,000	30,000	—	—

(1)	As of December 31, 2005, there were no unexercised in the money options as the closing price of the Company’s common stock as reported on the NYSE, was $9.50.

Summary of Equity Compensation Plans

Shown below is information concerning our equity compensation plan and individual compensation arrangements as of December 31, 2005.

	Equity Compensation Plan Information
Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders(1)	325,000	$11.00	7,362,500	(2)
Equity compensation plans not approved by stockholders(3)	319,052	10.97	—

	644,052	$10.99	7,362,500	(2)

(1)	The Company has one compensation plan, the 2005 Equity and Performance Incentive Plan, which was approved by stockholders on October 24, 2005.
(2)	Represents securities outstanding for future issuance after exercise of outstanding options exercisable into 325,000 shares of common stock, as well as the grants of 312,500 shares of restricted stock to certain executive officers of the Company under the 2005 Equity and Performance Incentive Plan.
(3)	Represents stock option grant to purchase 319,052 shares of the Company’s common stock to its President and Chief Executive Officer pursuant to his employment agreement.

Employment Agreements

The Company currently has an employment agreement with Mr. Hatfield, its President and Chief Executive Officer, and Mr. Nicholson, its Senior Vice President, General Counsel and Secretary.

Bennett K. Hatfield. On March 14, 2005, the Company entered into an employment agreement with Mr. Hatfield to serve as its President, Chief Executive Officer and as a member of the Board of Directors. The initial term of Mr. Hatfield’s employment agreement ends on March 31, 2008, unless extended in one-year increments beginning on March 31, 2007. The employment agreement provides a base salary to Mr. Hatfield of $500,000 per year, subject to annual review by the Board of Directors. In addition, Mr. Hatfield is entitled to receive an annual bonus based upon the achievement of certain results measured by the Company meeting certain EBITDA, earnings before interest taxes, depreciation and amortization, targets. For 2005 and 2006, Mr. Hatfield’s bonus will not be less than $500,000 per year. Under the terms of the employment agreement, Mr. Hatfield will receive term life insurance in the amount of $3.0 million for a period of 120 months owned by a designee of Mr. Hatfield, and is eligible to participate in employee benefit plans and programs adopted by the Company for executive level employees.

Pursuant to his employment agreement, Mr. Hatfield has been granted (i) $3.5 million of stock options (representing 319,052 shares), which vest 25% on the date of grant and 25% annually on each March 14, 2006, 2007 and 2008, (ii) 206,250 restricted shares of common stock, which vest in three equal installments annually on each March 14, 2006, 2007 and 2008, and (iii) 68,750 shares of common stock. Pursuant to his employment agreement, Mr. Hatfield also purchased 25,000 shares of common stock of ICG, Inc. in September 2005 at $8.00 per share. Should certain events occur, such as an underwritten public offering that meets certain criteria, a “change of control” or the termination of Mr. Hatfield’s employment for “cause” or for “good reason” (as such terms are defined in the employment agreement), all of the restricted shares and options will immediately vest and the options will become immediately exercisable. Pursuant to his agreement, Mr. Hatfield made a timely election under Section 83(b) of the Internal Revenue Code to include the restricted shares in gross income for 2005, and, as a result, the Company paid Mr. Hatfield an income tax gross-up payment to make Mr. Hatfield whole for the income tax impact of the restricted and unrestricted shares of common stock received by Mr. Hatfield.

The Company may terminate Mr. Hatfield’s employment at any time and for any reason and Mr. Hatfield may resign at any time and for any reason. If Mr. Hatfield’s employment is terminated by the Company without “cause” or if Mr. Hatfield resigns for “good reason” (as such terms are defined in the employment agreement), the Company will be required to pay Mr. Hatfield (i) his accrued but unpaid salary and bonus compensation through the date of termination, (ii) the bonus compensation for the year of termination, prorated to the amount of time actually employed during such year and (iii) subject to Mr. Hatfield’s compliance with the non-solicitation provisions, a severance payment of three times base salary and three times annual bonus compensation (measured using the previous year’s bonus payment), along with coverage under the Company’s welfare benefit programs for a period not to exceed two years. Such severance compensation will be paid quarterly over the two-year period following the date of Mr. Hatfield’s termination of employment. In the event that the severance payments or benefits would subject Mr. Hatfield to an excise tax because such payments or benefits are deemed to be “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code, then Mr. Hatfield would be entitled to a tax gross-up payment to restore Mr. Hatfield to the same after-tax position that he would have been in if the excise tax had not been imposed.

Under the terms of the employment agreement, Mr. Hatfield may not disclose any confidential information or data concerning the Company or its business during the term of Mr. Hatfield’s employment and thereafter. In addition, during Mr. Hatfield’s term of employment and for a period of two years following the date Mr. Hatfield ceases to be employed by the Company, Mr. Hatfield may neither solicit certain of the Company’s employees to leave the Company’s employment nor solicit its customers or business associates to cease doing business with the Company.

Roger L. Nicholson. The Company entered into an employment agreement with Mr. Nicholson, effective as of April 25, 2005, to serve as Senior Vice President and General Counsel. The initial term of Mr. Nicholson’s employment agreement ends on March 31, 2008. The employment agreement provides a base salary to Mr. Nicholson of $260,000 per year, subject to annual review by the Board of Directors. Mr. Nicholson received a signing bonus payment of $20,000 as compensation for certain unvested benefits lost by virtue of his resignation of employment from his prior employer. In addition, Mr. Nicholson is entitled to receive an annual bonus based upon the achievement of certain results measured by us meeting certain EBITDA, earnings before interest taxes, depreciation and amortization, targets. For 2005, Mr. Nicholson’s bonus will not be less than $104,000. Under the terms of the employment agreement, Mr. Nicholson is eligible to participate in employee benefit plans and programs adopted by the Company for executive level employees.

Pursuant to the employment agreement and the terms of the 2005 Equity and Performance Incentive Plan, Mr. Nicholson has been granted (i) options to purchase 50,000 shares of common stock, 25% of which vested on the date of grant and 25% which will vest annually on each April 25, 2006, 2007 and 2008, (ii) 37,500 restricted shares of common stock, which will vest in three equal installments annually on each April 25, 2006, 2007 and 2008, and (iii) 12,500 unrestricted shares of common stock.

The Company may terminate Mr. Nicholson’s employment at any time and for any reason and Mr. Nicholson may resign at any time and for any reason. If Mr. Nicholson’s employment is terminated by the Company without “cause” or if Mr. Nicholson resigns for “good reason” (as such terms are defined in the employment agreement), the Company will be required to pay Mr. Nicholson (i) his accrued but unpaid salary and bonus compensation through the date of termination, (ii) the bonus compensation for the year of termination, prorated to the amount of time actually employed during such year and (iii) subject to Mr. Nicholson’s compliance with the non-solicitation provisions, a severance payment of three times base salary and three times annual bonus compensation (measured using the previous year’s bonus payment), along with coverage under the Company’s medical and dental programs for a period not to exceed two years. Such severance compensation will be paid quarterly over the two-year period following the date of Mr. Nicholson’s termination of employment.

Under the terms of the employment agreement, Mr. Nicholson may not disclose any confidential information or data concerning the Company or its business during the term of Mr. Nicholson’s employment and thereafter. In addition, during Mr. Nicholson’s term of employment and for a period of two years following the date Mr. Nicholson ceases to be employed by the Company, Mr. Nicholson may neither solicit certain of the Company’s employees to leave the Company’s employment nor solicit the Company’s customers or business associates to cease doing business with the Company.

Compensation Committee Interlocks And Insider Participation

None of the Company’s executive officers serves or has served as a member of the Board of Directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of the Company’s directors or on the Company’s compensation committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the “Committee”) is responsible for, among other things, establishing and administering an executive compensation program for the Company, determining the compensation of the Chief Executive Officer of the Company and for all other executive officers of the Company, including those listed in the Summary Compensation Table of this Proxy Statement. During 2005, the Committee met one time and was composed of Ms. Bezik and Ms. Page.

Compensation Philosophy

The Committee, with the assistance of named executive officers and other independent consultants to the extent requested by the Committee, establishes total pay targets for the Company’s executives based on the competitive marketplace for comparable jobs. Individual salaries are determined by evaluating the executive’s experience, level and scope of responsibility and individual performance. Using these total pay targets, the Committee determines the appropriate competitive mix of compensation that will motivate the executives to achieve the Company’s performance and strategic objectives. It is the goal of the Committee to set base, and bonus compensation, of the Company’s senior management at a level that is competitive with the base compensation received by similarly situated executives at comparable companies. Longer-term incentives are created through the grant of stock options and restricted stock awards, which vest over longer periods of time and the benefits from which are driven directly by appreciation in the Company’s stock price. The Committee regularly monitors the Company’s compensation program, keeping in mind the Company’s strategic goals and these compensation principles as well as industry practices and trends. The Committee has the sole authority to retain and terminate independent, outside, executive compensation consultants and engaged Towers Perrin to assist the Company in designing a program for optimum management retention, industry/competitor comparisons and estimation of award costs which resulted in the Company’s 2005 Equity and Performance Incentive Plan.

Elements of the Compensation Package

Base Salary

The Committee aims to set an executive officer’s base annual salary at a level that is competitive with the base salary offered by comparable companies to similarly situated executives. The Committee will continue to evaluate the base salaries of all named executive officers on a regular basis to ensure market rate compensation is maintained, taking into account each executive’s performance and contributions to the Company, their expertise and retention value.

Annual Incentive Plan

The Company’s annual incentive compensation plan provides opportunities for key executives and other salaried employees to earn annual cash incentive payments tied to the successful achievement of pre-established objectives. Awards for corporate employees are based on achievement of corporate and individual performance goals. Awards to operating employees are based on achievement of a combination of corporate, business unit and individual performance goals. Achievement of corporate performance is determined by comparing the Company’s actual performance against objective goals, and achievement of individual goals is determined by evaluating a combination of both objective and subjective performance measures. All goals are established by the Company, and goals for the named executive officers are reviewed and approved by the Compensation Committee in April of each year.

Additionally, each of Mr. Hatfield, the Company’s President and Chief Executive Officer, and Mr. Nicholson, the Company’s Senior Vice President, General Counsel and Secretary, pursuant to their respective employment agreements, were entitled to a minimum annual bonus for 2005.

2005 Incentive Payments

The Company awarded annual incentive payments for fiscal 2005 to Mr. Hatfield, the Company’s Chief Executive Officer and President, and the other named executive officers, as reflected in the bonus column of the Summary Compensation Table. The amounts paid to Mr. Hatfield and Mr. Nicholson were determined in accordance with their respective employment agreements and the amounts paid to the other named executive officers were in amounts equal to 40% of such named executive officers’ base salaries for 2005. Other eligible employees were paid under the same annual incentive plan in an aggregate amount equal to approximately $2.1 million. Annual incentive payouts for 2005 were based on the Company’s achievement of goals for safety, environmental stewardship, and profitability (EBITDA) pursuant to thresholds set in the 2005 Equity and Performance Incentive Plan. As the Company’s financial performance did not meet targeted financial goals for 2005, the incentive payments were sharply reduced to approximately 25% of target bonus eligibility, adjusted in each case to reflect performance of business units and individual performance.

Stock-Based Compensation

Longer-term incentives are provided to executives through the granting of stock options and restricted stock awards pursuant to the Company’s 2005 Equity and Performance Incentive Plan. The Plan and awards granted thereunder are designed to encourage the creation of long-term value for the Company’s stockholders, and promote employee recruitment, retention, and equity ownership. All of the options granted to the Company’s executives under the Plan in 2005 vest in equal increments, with the first 25% having vested on the date of grant and the remainder vesting in equal installments on the first, second and third anniversary of the date of grant over a period of three years, and were issued at an exercise price equal to $11.00 per share, the price of the Company’s common stock in its public offering. The Company also issued stock options to Mr. Hatfield, under his employment agreement, at an exercise price equal to $10.97 per share. Like the other executive options, 25% of Mr. Hatfield’s options vested on the date of grant, with the remaining vesting in equal installments on the first, second and third anniversaries of the date of grant.

The Committee may also grant restricted shares of common stock under the Plan, which constitute an immediate transfer of ownership in consideration of the performance of services and entitle the recipient to voting, dividend and other ownership rights. The restricted shares generally are subject to a risk of forfeiture dependent on the completion of periods of service and to restrictions or prohibitions on their transferability. In 2005, the Company granted 312,500 shares of restricted stock under the Plan. For Messrs. Campbell, Hardesty, S. Kitts, O. Kitts, Perkins and Snavely, the restrictions on 25% of such shares lapsed on the date of grant and the restrictions on the remaining restricted stock will lapse in equal installments on each of the first, second and third anniversaries of the date of grant. For Mr. Nicholson, the restrictions on the shares will lapse in equal installments on each of the first, second and third anniversaries of the date of grant. The Company also granted 206,250 shares of restricted stock and 68,750 shares of unrestricted stock to Mr. Hatfield in 2005 pursuant to his employment agreement and 12,500 shares of unrestricted stock to Mr. Nicholson pursuant to his employment agreement. The restrictions on Mr. Hatfield’s restricted shares will lapse in equal installments on each of the first, second and third anniversaries of the date of grant. In the first quarter of 2006, the Company also granted an additional 364,960 shares of restricted stock under the Plan to other eligible employees. The restrictions on these shares will lapse in equal installments on June 30, 2006, 2007, 2008 and 2009.

Compensation of Chief Executive Officer

The Committee’s compensation philosophy with respect to the compensation of its Chief Executive Officer, Mr. Hatfield, is the same as its compensation philosophy for all of the Company’s executive officers: to provide a level of base salary that is competitive with the base salary offered to similarly situated executives at comparable companies, to provide bonus opportunities that are dependent on the Company’s performance (relating to profitability and capital retention) exceeding a specified threshold, and to provide long-term incentives that reward only long-term appreciation in the value of the Company’s common stock.

The Company was formed only two years ago and has grown very quickly through a succession of asset acquisitions. This heritage has given rise to unique challenges for Mr. Hatfield and the Company’s management to address, including, resolving the capital and organizational difficulties typically faced by young companies, instilling the Company’s philosophy throughout the company’s rapidly growing workforce, and quickly integrating large disparate sets of assets over wide geographic areas. The features of Mr. Hatfield’s compensation package, which emphasizes a high level of variable and stock-based compensation, reflect the entrepreneurial nature of the Company. The Committee believes, moreover, that preserving the entrepreneurial culture of the Company, even as it continues to grow, provides the best incentive for the Company’s executives, including its Chief Executive Officer, to maximize profitability and stockholder value.

Under Mr. Hatfield’s leadership, during 2005, the Company accomplished its strategic objectives, including the negotiation and consummation of the acquisition of the assets of Anker Coal Group, Inc. and CoalQuest Development LLC, which significantly increased the size of the Company. Mr. Hatfield became the Company’s Chief Executive Officer as of March, 2005 and Mr. Hatfield’s base salary for 2005 was $500,000 per year. As the Company’s financial performance did not meet targeted financial goals for 2005, Mr. Hatfield received a bonus of $500,000, the minimum amount required to be paid pursuant to his employment agreement. Mr. Hatfield also received a grant of 319,052 options at $10.97 per share, 206,250 shares of restricted stock and 68,750 shares of unrestricted stock. One-quarter of the options vested on the date of grant and the remaining options will vest in equal installments on each of the first, second and third anniversaries of the grant date. The restricted stock vests over three years, with one-third of the options vesting on each of the first, second and third anniversaries of the grant date. Pursuant to his employment agreement, Mr. Hatfield also purchased 25,000 shares of common stock of ICG, Inc. in September 2005 at $8.00 per share. In 2005, Mr. Hatfield also received other compensation as follows: $5,122 representing the value of a Company owned vehicle, $599 representing the value of life insurance, $15,000 in matching 401(k) plan contributions, approximately $2.82 million in tax gross-up payments, $0.17 million representing the difference of the price paid for 25,000 shares of common stock in September 2005 and the fair market value of such shares on that date, and $0.89 million representing the value of the 68,750 shares of unrestricted stock granted to Mr. Hatfield pursuant to his employment agreement.

Internal Revenue Code Section 162(m)

Section 162(m) places a limit of $1.0 million on the deductibility of compensation the Company pays to its Chief Executive Officer and certain other executive officers during each year unless the compensation qualifies as “performance-based compensation.” The Committee intends to continue to consider the deductibility of compensation as a factor in assessing whether a particular arrangement is appropriate given the goals of maintaining a competitive executive compensation system generally, motivating executives to achieve corporate performance objectives and increasing shareholder value.

The Compensation Committee

Cynthia B. Bezik

Marcia L. Page

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table and accompanying footnotes show information as of April 10, 2006, regarding the beneficial ownership of our common stock:

•	each person who is known by the Company to own beneficially more than 5% of common stock;

•	each member of the Company’s Board of Directors and each of the Company’s named executive officers; and

•	all members of the Company’s Board of Directors and the Company’s executive officers as a group.

The Company has determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. The Company believes that each stockholder named in the table has sole voting and dispositive power for the shares shown as beneficially owned by them.

The number of shares and percentages of beneficial ownership are based on 152,686,868 shares of the Company’s common stock issued and outstanding as of April 10, 2006.

Name and address of beneficial owner	Number of Shares Beneficially Owned(1)	Right to Acquire(2)	Total	Percentage
Contrarian Capital Management LLC(3)	10,822,865	—	10,822,865	7.09%
WL Ross & Co. LLC(4)	20,954,335	—	20,954,335	13.72%
Wilbur L. Ross, Jr.(4)	20,954,435	—	20,954,435	13.72%
Bennett K. Hatfield(5)(6)	459,526	159,526	619,052	*
William D. Campbell(5)(6)	67,500	22,500	90,000	*
Phillip Michael Hardesty(5)(6)	60,000	20,000	80,000	*
Oren Eugene Kitts(5)(6)	75,000	25,000	100,000	*
Samuel R. Kitts(5)(6)	75,000	25,000	100,000	*
Roger L. Nicholson(5)(6)	75,000	25,000	100,000	*
William Scott Perkins(5)(6)	75,000	25,000	100,000	*
Charles G. Snavely(5)(6)	50,000	30,000	80,000	*
Jon R. Bauer(3)	10,822,865	—	10,822,865	7.09%
Cynthia B. Bezik	—	—	—	—
William J. Catacosinos	—	—	—	—
Marcia L. Page(7)	6,373,755	—	6,373,755	4.17%
Wendy L. Teramoto	—	—	—	—
Maurice E. Carino, Jr.	—	—	—	—
Stanley N. Gaines	—	—	—	—
All directors and executive officers as a group (16 persons)(3)(4)(6)	39,088,081	332,026	39,420,107	25.82%

*	Less than 1%.
(1)

The shares of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to the Company’s knowledge, sole voting and investment power with respect to the indicated shares of common stock.

(2)	Represents options to purchase shares of the Company’s common stock which are not currently exercisable.
(3)	Represents 10,822,865 shares of common stock held of record by investment management clients of Contrarian Capital Management LLC. Mr. Bauer serves as the Managing Member of Contrarian Capital Management LLC. To the extent Mr. Bauer is deemed to beneficially own these shares as a result of his position as the Managing Member of Contrarian Capital Management LLC, Mr. Bauer disclaims beneficial ownership of these shares. The address for Contrarian Capital Management LLC and Mr. Bauer is 411 West Putnam Avenue, Suite 225, Greenwich, CT, 06830, Attn: Michael J. Restifo.
(4)	Represents 5,689,693 of the shares held directly by WLR Recovery Fund L.P., 15,264,642 shares held directly by WLR Recovery Fund II, L.P. and 100 shares held directly by Wilbur L. Ross. Wilbur L. Ross, Jr. is the Chairman and Chief Executive Officer of WL Ross & Co. LLC and the managing member of each of WLR Recovery Associates LLC and WLR Recovery Associates II LLC. WLR Recovery Associates LLC is the general partner, and WL Ross & Co. LLC is the investment manager, of WLR Recovery Fund L.P. Similarly, WLR Recovery Associates II LLC is the general partner, and WL Ross & Co. LLC is the investment manager, of WLR Recovery Fund II, L.P. Accordingly, WL Ross & Co., LLC, WLR Recovery Associates LLC, WLR Recovery Associates II LLC, and Wilbur L. Ross, Jr. can be deemed to share voting and dispositive power over the shares held directly by WLR Recovery Fund L.P. and WLR Recovery Fund II, L.P. The address for WL Ross & Co. LLC and Mr. Ross is 600 Lexington Avenue, 19th Floor, New York, NY, 10022, Attn: Wendy L. Teramoto.
(5)	The address for each of Messrs. Hatfield, Campbell, Hardesty, O. Kitts, S. Kitts, Nicholson, Perkins and Snavely is c/o International Coal Group, Inc., 2000 Ashland Drive, Ashland, Kentucky 41101.
(6)	Represents restricted shares and options to purchase shares of our common stock which are currently exercisable.
(7)	Represents 6,373,755 shares of common stock of which 384,850 shares are held of record by The Värde Fund, L.P., 529,450 shares are held of record by The Värde Fund V, L.P., 672,109 shares are held of record by The Värde Fund VI, L.P., 14,017 shares are held of record by The Värde Fund VI-A, L.P., 257,93 shares are held of record by The Värde Fund VII, L.P.,128,561 shares are held of record by The Värde Fund VII-A, L.P., 2,659,502 shares are held of record by The Värde Fund (Cayman) Limited, 1,086,385 shares are held of record by Värde Investment Partners, L.P., 285,184 shares are held of record by SPhinX Distressed Fund SPC and 355,765 shares are held of record by Institutional Benchmarks Series (Master Feeder) Limited f/k/a Zurich Benchmarks Master Fund Limited. All of these shares are controlled by Värde Partners, Inc., Värde Management, Inc. or Värde Management International, Inc., which are controlled by Ms. Page, Gregory S. McMillan and George G. Hicks. Ms. Page and Messrs. McMillan and Hicks are (i) the principals, directors and managing partners of Värde Partners, Inc. and (ii) the principals, directors and vice president of Värde Management, Inc. and Värde Management International, Inc. To the extent Ms. Page is deemed to beneficially own these shares as a result of her position as a principal director or managing partner or vice president of Värde Partners, Inc. Värde Management Inc. or Värde Management International, Inc., Ms. Page disclaims beneficial ownership of these shares. The address for Ms. Page is c/o Värde Partners Inc., 8500 Normandale Lake Boulevard, Suite 1570, Minneapolis, MN 55347, Attn: Kathy Ricke.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s common stock. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.

Based solely on the Company’s review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5’s were required for those persons, the Company believes that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 2005, were met in a timely manner by its directors, executive officers, and greater than 10% beneficial owners.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Under the Advisory Services Agreement, dated as of October 1, 2004 between the Company and WL Ross & Co. LLC (“WLR”), WLR agreed to provide advisory services to the Company (consisting of consulting and advisory services in connection with strategic and financial planning, investment management and administration and other matters relating to the business and operation of the Company of a type customarily provided by sponsors of U.S. private equity firms to companies in which they have substantial investments, including any consulting or advisory services which the Board of Directors reasonably requests). WLR is paid a quarterly fee of $500,000 and reimbursed for any reasonable out of pocket expenses (including expenses of third-party advisors retained by WLR).

The Advisory Services Agreement is for a term until the earlier of (i) the entry of a final non-appealable judgment that WLR is in breach of its obligation under the agreement or in breach of its duty of loyalty to the Company as an equity holder; (ii) the seventh anniversary of the effective date; or (iii) the 30th day after receipt by WLR of a termination payment (as defined in the agreement). The Company also has the right to terminate the agreement upon written notice to WLR following (i) the 90th day after which WLR and its affiliated entities cease to own at least 25% of the Company equity beneficially owned by them on the effective date of the agreement or (ii) the 30th day after which Wilbur L. Ross, Jr. is no longer affiliated with or involved in the business of WLR.

COMPARATIVE STOCK PERFORMANCE GRAPH

The following chart, produced by Research Data Group, Inc. reflects the Company’s common stock’s performance for the period beginning on November 21, 2005 and ending December 31, 2005, as measured by total stockholder return on the common stock compared with the total return of the S&P MidCap 400 and a custom composite index. The custom composite index includes Alpha Natural Resources, Massey Energy Company, and James River Coal.

AUDIT MATTERS

Fees of Independent Registered Public Accountants

For work performed in regard to fiscal years 2005 and 2004, the Company paid Deloitte & Touche LLP the following fees for services, as categorized:

	Fiscal 2005	Fiscal 2004(1)
	(in millions)
Audit fees(2)	$1.72	$0.28
Audit-related fees(3)	0.00	0.01
Tax fees(4)	0.10	0.00
All other fees	0.00	0.00

(1)	Represents amounts paid by the Company for the period October 1, 2004 to December 31, 2004.
(2)	Includes fees for audit services principally relating to the annual audit and quarterly reviews, as well as fees of approximately $1.4 million related to a registration statement on Form S-1 and a registration statement on Form S-4.
(3)	Includes fees pertaining to purchase accounting.
(4)	Fees for services rendered relating to tax issues.

Audit Committee Pre-Approval Procedures

The audit committee implemented a pre-approval procedure relating to audit and permitted non-audit services by the Company’s independent registered public accountants in July 2005 prior to the Company becoming a reporting company and a NYSE-listed in November 2005. The audit committee approved the services in connection with 2005 and 2004 audits. The audit committee’s policy is to review in advance, and grant any appropriate pre-approvals of, (1) all auditing services to be performed by the independent registered public accountants and (2) all non-audit services to be provided by the independent registered public accountants as permitted by Section 10A of the Exchange Act, and, in connection therewith, to approve all fees and other terms of such engagement, provided that pre-approval of de minimus services shall not be required to the extent provided by, and subject to the requirements of, the Exchange Act. The audit committee will consider annually for pre-approval a list of specific services and categories of services, including audit and audit-related services, for the upcoming or current fiscal year. The audit committee will also consider on a case-by-case basis and, if appropriate, approve, specific engagements that are not otherwise pre-approved.

Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the audit committee for consideration at its next regular meeting or, if earlier consideration is required, to the audit committee for action by written consent. The audit committee may delegate one or more members of the audit committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by the Company’s independent registered public accountants and associated fees, provided that such member reports any decisions to pre-approve such audit-related or non-audit services and fees to the full audit committee at its next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee, in accordance with its written charter, assists the Board of Directors in fulfilling its responsibility for monitoring the integrity of the accounting, auditing and financial reporting practices of the Company. Management is responsible for the financial reporting process, including the system of internal controls and disclosure controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The auditors, both internal and independent, are responsible for the reviewing and auditing the financial statements. The independent registered public accountants are responsible for expressing an opinion on the financial statements based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board. The Audit Committee’s responsibility is to monitor and review these processes, acting in an oversight capacity. The Audit Committee does not certify the financial statements or guarantee the independent registered public accountant’s report.

The Audit Committee relies, without independent verification, on the information provided to it, the representations made by management and the independent registered public accountants and the report of the independent registered public accountants. The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2005 with the Company’s management and has discussed with Deloitte & Touche LLP, the Company’s independent registered public accountants, the matters required to be discussed by Statement on Auditing Standards Standard No. 61, Communication with Audit Committees. In addition, Deloitte & Touche LLP has provided the Audit Committee with, and the Audit Committee has reviewed, the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with Deloitte & Touche LLP their independence.

The Audit Committee has considered whether the independent registered public accountant’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee has concluded that the independent registered public accountant is independent from the Company and its management. The Audit Committee has reviewed with the independent registered public accountants the scope and plan for their audit.

The Audit Committee has met and discussed with management and the independent registered public accountant the fair and complete presentation of the Company’s consolidated financial statements. The Audit Committee has discussed significant accounting policies applied in the combined financial statements, as well as alternative treatments. Management has represented that the consolidated financial statements have been prepared in accordance with GAAP and the Audit Committee has reviewed and discussed the combined financial statements with both management and the independent registered public accountant.

Relying on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

In addition, the Audit Committee has selected Deloitte & Touche LLP as the Company’s independent registered public accountant for 2006.

A copy of the Audit Committee’s written charter is attached as Exhibit A to this proxy statement and is also available on the Company’s website at www.intlcoal.com.

The Audit Committee

Cynthia B. Bezik (Chair)

Jon R. Bauer

William J. Catacosinos

STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

Proposals which stockholders desire to have included in the Company’s proxy statement for the 2007 Annual Meeting, pursuant to Exchange Act Regulation 14a-8, must be addressed to the Secretary of the Company and received by the Company on or before December 29, 2006. Such proposals must be addressed to the Company, at 2000 Ashland Drive, Ashland, Kentucky, 41101, and should be submitted to the attention of Roger L. Nicholson by certified mail, return receipt requested. SEC rules establish a different deadline for submission of stockholder proposals that are not intended to be included in the Company’s proxy statement with respect to discretionary voting. The deadline for these proposals for the annual meeting is March 15, 2007 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after this deadline, the Company’s proxy agents will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the annual meeting. The requirements found in the Company’s Bylaws are separate from and in addition to the requirements of the SEC that a stockholder must meet to have a proposal included in the Company’s proxy statement.

In accordance with the Company’s Bylaws, any stockholder entitled to vote for the election of directors at the Annual Meeting may nominate persons for election as directors at the 2007 Annual Meeting of Stockholders only if the Secretary of the Company receives written notice of any such nominations no earlier than January 28, 2007 and no later than February 27, 2007. Any stockholder notice of intention to nominate a director shall include:

•	the name and address of the stockholder;

•	a representation that the stockholder is a holder of record entitled to vote and intends to appear in person or by proxy at the meeting at which directors will be elected;

•	the class, series and number of shares of capital stock of the Company that are owned beneficially and of record by the stockholder giving notice and by the beneficial owner, if any, on whose behalf the nomination is made;

•	a description of all arrangements or understandings between or among any of:

•	the stockholder giving notice,

•	the beneficial owner on whose behalf the notice is given,

•	each nominee, and

•	any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving notice;

•	the name, age, business address, residence address and occupation of the nominee proposed by the stockholder;

•	information required by Regulation 14A of the Exchange Act;

•	the signed consent of each nominee to serve as Director of the Company if so elected; and

•	whether such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the Company entitled to vote required to elect such nominee or nominees.

SOLICITATION OF PROXIES

The Company will bear the costs of soliciting proxies from its stockholders. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company by personal interview or telephone. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of common stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection with such solicitation.

CODE OF BUSINESS CONDUCT AND ETHICS

All of the Company’s employees, and executive officers, are required to comply with the Company’s Code of Business Conduct and Ethics. The purpose of these corporate policies is to ensure to the greatest possible extent that the Company’s business is conducted in a consistently legal and ethical manner. The text of the Code of Business Conduct and Ethics is available on the Company’s website at www.intlcoal.com. The Company will also post on its website any amendment to, or waiver from, a provision of its policies as required by law.

OTHER MATTERS

Management does not intend to present, and does not have any reason to believe that others will present, any item of business at the 2006 Annual Meeting other than those specifically set forth in the notice of the meeting. However, if other matters are properly presented for a vote, the proxies in the enclosed form will confer to the proxy holders the discretionary authority to vote according to their best judgment.

ANNUAL REPORT

The Company’s annual report on Form 10-K for the year ended December 31, 2005, was filed with the Securities and Exchange Commission on March 31, 2006 and is being sent to stockholders on or about April 28, 2006. Stockholders are referred to that report for financial and other information about the Company. A copy of that report can be obtained, free of charge, by submitting a written request to International Coal Group, Inc., Attn: General Counsel, 2000 Ashland Drive, Ashland, Kentucky 41101. That report is not incorporated by reference into this proxy statement and is not to be deemed a part of the proxy soliciting material.

By Order of the Board of Directors,

Roger L. Nicholson
Senior Vice President, General Counsel and Secretary

Ashland, Kentucky

April 26, 2006

DIRECTIONS TO ANNUAL MEETING LOCATION

The Ritz Carlton

Samuel Halpert Room

50 Central Park South

New York, New York 10019

DIRECTIONS

FROM LaGUARDIA AIRPORT:

1. Exit airport, follow signs to New York City/Manhattan via Grand Central Parkway West

2. Take Grand Central Parkway to Triboro Bridge (toll bridge)

3. Cross Triboro, bearing right for access to Manhattan

4. Take FDR Drive (South) to 63rd Street Exit

5. Left turn on Fifth Avenue

6. Right on 57th Street

7. Right on Sixth Avenue

8. Right on Central Park South

9. The hotel is on the corner of Sixth Avenue & Central Park South; the main entrance is on Central Park South.

FROM JFK AIRPORT:

1. Take Route 678 North (Van Wyck Expressway) to Grand Central Parkway

2. Take Grand Central Parkway toward Manhattan to Triboro Bridge (toll bridge)

3. Cross the Bridge

4. Take FDR Drive (South) to 63rd Street Exit

5. Left turn on Fifth Avenue

6. Right on 57th Street

7. Right on Sixth Avenue

8. Right on Central Park South

9. The hotel is on the corner of Sixth Avenue & Central Park South; the main entrance is on Central Park South.

FROM NEWARK AIRPORT:

1. Take New Jersey Turnpike (I-95) North to Exit 16E

2. Take Lincoln Tunnel into Manhattan

3. Follow West 40th Street sign, make right onto West 40th Street

4. Left onto Sixth Avenue

5. Right on Central Park South

6. The hotel is on the corner of Sixth Avenue & Central Park South; the main entrance is on Central Park South.

EXHIBIT A

INTERNATIONAL COAL GROUP, INC.

AUDIT COMMITTEE CHARTER

Purposes

The purposes of the Audit Committee (the “Committee”) are to assist the Board in fulfilling the Board’s oversight responsibilities with respect to:

(1)	the integrity of the Company’s financial statements;

(2)	the Company’s compliance with legal and regulatory requirements;

(3)	the independent auditors’ qualifications and independence; and

(4)	the performance of the independent auditors and the Company’s internal audit function; and, to produce the Committee’s report to be included in the Company’s annual proxy statement (the “Audit Committee Report”).

Composition

Size. The size of the Committee will be determined by the Board, but should have at least three members.

Qualifications.  Each Committee member must have all of the following qualifications:

(1)	Independence: Each Committee member must satisfy the applicable independence requirements set forth in (i) the Securities Exchange Act of 1934, as amended and (ii) the rules of the New York Stock Exchange.

(2)	Other Requirements: Without limiting the generality of the foregoing, each Committee member must be financially literate or become financially literate within a reasonable period of time after his or her appointment to the Committee. Additionally, at least one member of the Committee must have accounting or related financial management expertise. The Board will determine, in its business judgment, whether a Committee member is financially literate and whether at least one member has the requisite accounting or financial management expertise. The Committee will endeavor to have at least one member who meets the definition of “audit committee financial expert” within the meaning of Section 407 of the Sarbanes-Oxley Act and any rules promulgated thereunder by the SEC. The designation or identification of a person as an “audit committee financial expert” will not, however, (a) impose on such person any duties, obligations or liabilities that are greater than the duties, obligations and liabilities imposed on such person as a member of the audit committee and Board in the absence of such designation or identification, or (b) affect the duties, obligations or liabilities of any other member of the Committee.

(3)	Multiple Audit Committees: If a Committee member simultaneously serves on the audit committee of more than three public companies (including the Company), the Board must determine that such simultaneous service does not impair the ability of such member to effectively serve on the Committee. The Company will disclose such determination as made from time to time to the extent required by law.

Appointment.  The Board will select Committee members and the Chair of the Committee based on recommendations made by the Company’s Nominating and Corporate Governance Committee or, if applicable, the full Board. Committee members will serve at the pleasure of the Board for such term or terms as the Board may from time to time determine.

Duties and Responsibilities

Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the

Company’s interim financial statements. The Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board but has no direct responsibility for the preparation or audit of the Company’s financial statements or related disclosures. The Committee is directly responsible for the appointment, termination, compensation, retention, evaluation and oversight of the work of the Company’s independent auditors (including resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company.

The oversight responsibilities of the Committee will include the following:

(1)	Retain the Independent Auditors: The Committee has the sole authority to (a) appoint, retain, compensate, evaluate and terminate the Company’s independent auditors; (b) approve all audit engagement fees, terms and services; and (c) approve any non-audit engagements with the Company’s independent auditors. The Committee may delegate the authority to grant any pre-approvals required by such sections to one or more members of the Committee as it designates, subject to the delegated member or members reporting any such pre-approvals to the Committee at its next scheduled meeting.

(2)	Review and Discuss the Auditors’ Quality Control: The Committee is to, at least annually, obtain, review and discuss a report by the independent auditors describing (a) the audit firm’s internal quality control procedures; (b) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues and; (c) all relationships between the independent auditor and the Company (to assess the auditor’s independence).

(3)	Review and Discuss the Independence of the Auditors: In connection with the retention of the Company’s independent auditors, the Committee is to, at least annually, review and discuss the information provided by management and the auditors relating to the independence of the audit firm, including information related to the non-audit services provided and expected to be provided by the auditors. Management is responsible for ensuring that the independent auditors submit at least annually to the Committee a formal written statement delineating all relationships between the auditors and the Company consistent with applicable independence standards. The Committee is generally expected to actively engage in a dialogue with the independent auditors with respect to any disclosed relationship or services that may impact the objectivity and independence of the auditors and take appropriate action in response to the independent auditors’ report to satisfy itself of the auditors’ independence. In connection with the Committee’s evaluation of the auditors’ independence, the Committee is generally expected to review and evaluate the lead partner of the independent auditors and take such steps as may be required by law with respect to the identification and regular rotation of the audit partners serving on the Company’s audit engagement team.

(4)	Set Hiring Policies: Hiring policies for employees or former employees of the independent auditors will be as set forth in Section 206 of the Sarbanes-Oxley Act unless the Committee establishes more stringent standards.

(5)	Review and Discuss the Audit Plan: The Committee is generally expected to review and discuss with the independent auditors the plans for, and the scope of, the annual audit and other examinations, including the adequacy of staffing and compensation.

(6)	Review and Discuss Conduct of the Audit: The Committee is generally expected to review and discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended from time to time, relating to the conduct of the audit, as well as any significant audit problems or difficulties and management’s response, including (a) any significant restriction on audit scope or on access to requested information; (b) any significant disagreements with management; and (c) significant issues discussed with the independent auditors’ national office. The Committee is expected to decide all unresolved disagreements between management and the independent auditors regarding financial reporting.

(7)	Review and Discuss Financial Statements and Disclosures: The Committee is generally expected to review and discuss with appropriate officers of the Company and the independent auditors the annual audited and quarterly financial statements of the Company, including (a) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (b) the disclosures regarding internal controls and other matters required by Sections 302 and 404 of the Sarbanes-Oxley Act and any rules promulgated thereunder by the SEC.

(8)	Review and Discuss Earnings Press Releases: The Committee is generally expected to review and discuss earnings and other financial press releases (including any use of “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies (which review may occur after issuance and may be done generally as a review of the types of information to be disclosed and the form of presentation to be made).

(9)	Review and Discuss Internal Audit Plans: The Committee is generally expected to review and discuss with the senior internal auditing executive and appropriate members of the staff of the internal auditing department the plans for and the scope of their ongoing audit activities.

(10)	Review and Discuss Internal Audit Reports: The Committee is generally expected to review and discuss with the senior internal auditing executive and appropriate members of the staff of the internal auditing department the annual report of the audit activities, examinations and results thereof of the internal auditing department.

(11)	Review and Discuss the Systems of Internal Accounting Controls: The Committee is generally expected to review and discuss with the independent auditors, the senior internal auditing executive and, if and to the extent deemed appropriate by the Chairman of the Committee, other officers and members of their respective staffs the adequacy of the Company’s internal accounting controls, the Company’s financial, auditing and accounting organizations and personnel, and the Company’s policies and compliance procedures with respect to business practices, which are generally expected to include (a) the disclosures regarding internal controls and matters required by Sections 302 and 404 of the Sarbanes-Oxley Act and any rules promulgated thereunder by the SEC and (b) a review with the independent auditors of their attestation regarding management’s assessment of the effectiveness of internal controls over financial reporting and the independent auditor’s analysis of matters requiring modification to management’s certifications pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, as applicable.

(12)	Review and Discuss the Recommendations of Independent Auditors: The Committee is generally expected to review and discuss with the senior internal auditing executive and the appropriate members of the staff of the internal auditing department recommendations made by the independent auditors and the senior internal auditing executive, as well as such other matters, if any, as such persons or other officers of the Company may desire to bring to the attention of the Committee.

(13)	Review and Discuss the Audit Results: The Committee is generally expected to review and discuss with the independent auditors (a) the report of their annual audit, or proposed report of their annual audit; (b) the accompanying management letter, if any; (c) the reports of their reviews of the Company’s interim financial statements conducted in accordance with Statement on Auditing Standards No. 100; and (d) the reports of the results of such other examinations outside of the course of the independent auditors’ normal audit procedures that the independent auditors may from time to time undertake. The foregoing shall include the reports required by Section 204 of the Sarbanes-Oxley Act and any rules promulgated thereunder by the SEC and, as appropriate, a review of (a) major issues regarding (i) accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and (ii) the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

(14)	Obtain Assurances under Section 10A(b) of the Exchange Act: The Committee is to obtain assurance from the independent auditors that in the course of conducting the audit, there have been no acts detected or that have otherwise come to the attention of the audit firm that require disclosure to the Committee under Section 10A(b) of the Exchange Act.

(15)	Discuss Risk Management Policies: The Committee is to discuss guidelines and policies with respect to risk assessment and risk management to assess and manage the Company’s exposure to risk. The Committee should discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control these exposures.

(16)	Obtain Reports Regarding Conformity With Legal Requirements and the Company’s Code of Business Conduct and Ethics: The Committee is to periodically obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and Company’s policies.

(17)	Establish Procedures for Complaints Regarding Financial Statements or Accounting Policies: The Committee is generally expected to establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters as required by Section 301 of the Sarbanes-Oxley Act and the rules and listing requirements promulgated thereunder by the SEC and the NYSE. The Committee is to discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any complaints or concerns regarding the Company’s financial statements or accounting policies.

(18)	Discuss With Legal Counsel Matters Regarding Financial Statements or Compliance Policies: The Committee is generally expected to discuss with the Company’s legal counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

(19)	Review and Discuss Other Matters: The Committee is generally expected to review and discuss such other matters that relate to the accounting, auditing and financial reporting practices and procedures of the Company as the Committee may, in its own discretion, deem desirable in connection with the review functions described above.

(20)	Make Board Reports: The Committee is generally expected to report its activities regularly to the Board of Directors in such manner and at such times as the Committee and the Board of Directors deem appropriate, but in no event less than once a year. Such report is generally expected to include a review of any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal audit function.

(21)	Maintain Flexibility: The Committee, in carrying out its responsibilities, policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.

Meetings

The Committee will meet in person or telephonically at least quarterly, or more frequently as it may determine necessary, to comply with its responsibilities as set forth herein. The Chairman of the Committee will, in consultation with the other members of the Committee, the Company’s independent auditors and appropriate officers of the Company, be responsible for calling meetings of the Committee, establishing the agenda therefor and supervising the conduct thereof. Each Committee member may submit items to be included on the agenda. Committee members may also raise subjects that are not on the agenda at any meeting. The Chairman of the Committee or a majority of the Committee members may call a meeting of the Committee at any time. A majority of the number of Committee members selected by the Board shall constitute a quorum for conducting business at a meeting of the Committee. The act of a majority of Committee members present at a Committee meeting at which a quorum is in attendance shall be the act of the Committee, unless a greater number is required by law, the Company’s Certificate of Incorporation or its Bylaws. The Chairman of the Committee will supervise the conduct of the meetings and shall have other responsibilities which the Committee may designate from time to time.

The Committee may request any officer or employee of the Company or the Company’s outside legal counsel or independent auditors, or any representative of the Company’s advisors to attend a meeting of the Committee or to meet with any members or representatives of the Committee. The Committee will meet with the Company’s management, the internal auditors and the independent auditors at such time as the Committee determines to be appropriate in separate private sessions to discuss any matter that the Committee, management, the independent auditors or such other persons believe should be discussed privately.

Resources and Authority

The Committee will have appropriate resources and authority to discharge its responsibilities as required by law, including appropriate funding in such amounts as the Committee deems necessary, to compensate any consultants and any independent advisors retained by the Committee. The Committee may also retain independent counsel and other independent advisors to assist it in carrying out its responsibilities.

The Company will provide for appropriate funding, as determined by the Committee, for payment of (1) compensation to the Company’s independent auditors engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company; (2) compensation to independent counsel or any other advisors employed by the Committee; and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Audit Committee Report

The Committee will prepare, with the assistance of management, the independent auditors, outside legal counsel and any outside advisors the Committee deems appropriate, a report for inclusion in the Company’s proxy statement relating to the Company’s annual meeting of stockholders when required by law.

Annual Review

Prior to December 1st of each year, the Chief Executive Officer will cause a review of the Committee’s actions during such year to be undertaken and report to the Chairman of the Committee as to whether management believes that the Committee has carried out each responsibility or function set forth herein. Confirmation of such report will be submitted to each Committee member in writing.

At least annually, the Committee will (1) review this Charter with the Board and recommend any changes to the Board and (2) evaluate its performance against the requirements of this Charter and review this evaluation with the Board. This evaluation should also set forth the goals and objectives of the Committee for the upcoming year. The Committee will conduct its review and evaluation in such manner as the Committee, in its business judgment, deems appropriate.

Defined Terms

In addition to the terms defined elsewhere herein, terms used herein with additional capital letters that are defined in the Company’s Certificate of Incorporation or Bylaws are used herein as so defined.

April 21, 2006

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY International Coal Group, Inc.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2006		1. To elect two Class 1 Directors for a term of 3 years (except as marked to the contrary below):	For	Withhold	For All Except
			☐	☐	☐

The undersigned hereby appoints Wilbur L. Ross, Jr., Bennett K. Hatfield and Roger L. Nicholson, and each or any one of them, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned in all matters coming before the 2006 Annual Meeting of Stockholders of International Coal Group, Inc. to be held at The Ritz Carlton, Samuel Halpert Room, 50 Central Park South, New York, NY 10019 on Friday, May 26, 2006 at 10:00 a.m. Eastern Daylight Time, and any adjournment or postponement thereof, and to vote as shown on this card.

Please specify your choices by marking the boxes. It is important that your shares are represented at this meeting, whether or not you attend the meeting in person. Therefore, please complete this proxy card and mail it in the enclosed return envelope.

Maurice E. Carino, Jr. and Stanley N. Gaines

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

_____________________________________________________

			For	Against	Abstain
		2. Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2006.	☐	☐	☐

			For	Against	Abstain
		3. To transact such other business as may properly come before the 2006 Annual Meeting or any adjournment or postponement thereof.	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals (1) and (2).

YOUR VOTE IS IMPORTANT. CASTING YOUR VOTE IN THE WAY DESCRIBED ON THIS PROXY CARD VOTES ALL SHARES OF INTERNATIONAL COAL GROUP, INC. THAT YOU ARE ENTITLED TO VOTE. FOR SHARES REGISTERED IN YOUR NAME, YOUR PROXY MUST BE RECEIVED BY 5:00 P.M. (EASTERN DAYLIGHT TIME) ON MAY 25, 2006.

The undersigned acknowledges receipt of the Notice of 2006 Annual Meeting of Stockholders and the proxy statement furnished therewith.	Date:

Stockholder sign above	Co-holder (if any) sign above

____________________________________________________________________________________________________________

ñ Detach above card, sign, date and mail in postage paid envelope provided. ñ

International Coal Group, Inc.

2000 Ashland Drive, Ashland, Kentucky, 41101

This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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